                                                                Exhibit 99.1

Talk America Reports Second Quarter Results

NEW HOPE, PA August 8, 2006 - Talk America (NASDAQ: TALK), a leading provider of integrated voice and data communications services, today announced second quarter results for 2006. Talk America reported total revenue of $114.1 million and Adjusted EBITDA of $12.7 million. On-net revenue, off-net revenue and long distance and other revenue in the second quarter 2006 were $61.4 million, $39.5 million and $13.2 million, respectively.

Talk America ended the period with 653,000 local voice and data equivalent lines of which 475,000 were on-net, representing 73% of total lines. Growth in on-net lines for the second quarter was driven by new customer additions throughout our networking footprint in the midwest and southeast and 21,000 customer migrations, primarily in the Atlanta market. While on-net churn tempered the line increase, it was lower than churn for the first quarter.

Our commercial business is poised for sequential growth. During the second quarter, we invested in our commercial sales and marketing channels, setting the stage for growth and productivity improvements. We expanded our direct and agent sales channels, ending the quarter with 168 sales professionals, up by 12% from the first quarter, which helped us to achieve record T-1 sales for the month of June. We are also investing in our network and developing new service offerings strengthening our position in the market. We’ve enabled fax and modem capabilities on our integrated T-1 product, launched a bonded T-1 product suite for higher bandwidth needs and rolled out IP PRI throughout Michigan.

During the quarter, we changed our consumer business strategy to focus on the delivery of high-speed internet services. We repackaged our service offerings, which now include unlimited voice and 6 Mbps download speeds for $49.95 per month, a non-promotional price for residential customers. We are seeing an immediate impact from these offers from higher sales and conversion rates of new customers. Our research and experience indicate that there is clearly demand for a third competitor like Talk America in our footprint. Although our churn during the quarter was higher than expected in response to aggressive marketing of double and triple play promotional offers from AT&T and Comcast, it is trending lower in the third quarter.

Ed Meyercord, Talk America’s President and Chief Executive Officer commented, “Our financial results reflect our business transformation to a network-based provider in a highly competitive and rapidly changing market. While our on-net churn is not where we want it to be, we have taken aggressive measures to improve our performance and our numbers are trending favorably. We closed out June with over 460 T-1 sales and we expect that the growth in our direct sales force and product enhancements to drive commercial business revenue growth in the future.”

Mr. Meyercord continued, “On the consumer side, our new high speed internet offerings represent the best value in the market and we expect a strong response from our new marketing initiatives. There is room in the market for a third competitor to take share and for the fourth year in a row we beat out our larger competitors in the J.D. Power & Associates customer satisfaction surveys. People still want the freedom of choice!”

(Note: See the schedules accompanying this news release and www.talkamerica.com for reconciliation to generally accepted accounting principles (GAAP) for the non-GAAP financial measures mentioned in this announcement and to download a copy of the presentation to be reviewed on today's conference call.)

Financial Guidance
                                 2006
	Q3 2006	Previous	Current
Revenue	$ 101-$103	$437-$443 mm	$437-$443mm
Adjusted EBITDA	$ 11-$13	$53-$58 mm	$53-$58 mm
Capital Expenditures	--	$25-$30 mm	$25-$30 mm

Conference Call
Talk America management will host a conference call to discuss the second quarter 2006 operating results at 5:00 p.m. ET on August 8, 2006. The call can be accessed by dialing the following: US 800-745-2192, International, 212-231-2661. A replay of the call will be available through 7:00 p.m. ET on August 15, 2006 by dialing the following: 800-633-8284, International 402-977-9140. The reservation number for the replay is 21298254.

Additionally, a live web simulcast of the conference call will be available online at www.talkamerica.com and www.streetevents.com.

About Talk America

Talk America, is a leading competitive, integrated communications provider that offers phone services and high speed Internet access to both business and residential customers.  Services include local and long distance phone service, and data services such as high-speed connectivity, security, web hosting, and network services. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office.

Please Note:

The statements contained herein regarding the future results of operations of Talk America should be, and certain other of the statements contained herein may be, considered “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," "forecast," "guidance," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, our inability to integrate effectively and as anticipated acquired businesses, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, failure to operate our own local network in a profitable manner, increased price competition for long distance, local and data services, failure of the marketing of the bundle of local and long distance services, long distance services and data services under our direct marketing channels to a smaller marketing footprint, attrition in the number of end users, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement. Additional information concerning these and other important factors can be found within Talk America’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 filed March 16, 2006, as amended by our Form 10-K/A filed March 28, 2006.

--Financial Tables to Follow—

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenue	$114,052	$107,669	$234,568	$227,504

Costs and expenses:
Network and line costs, excluding depreciation and amortization	62,250	55,681	124,087	116,677
General and administrative expenses	23,892	18,330	52,476	36,450
Provision for doubtful accounts	4,201	4,806	8,251	10,394
Sales and marketing expenses	13,006	3,773	23,942	14,041
Depreciation and amortization	11,916	9,615	23,151	19,116
Total costs and expenses	115,265	92,205	231,907	196,678

Operating income (loss)	(1,213)	15,464	2,661	30,826
Other income (expense):
Interest income	196	366	514	674
Interest expense	(204)	(25)	(431)	(50)
Other expense, net	(60)	(336)	53	(356)
Income (loss) before provision for income taxes	(1,281)	15,469	2,797	31,094
Provision (benefit) for income taxes	(14)	6,101	1,683	12,256

Net income (loss)	$(1,267)	$9,368	$1,114	$18,838

Income (loss) per share - Basic:
Net income (loss) per share	$(0.04)	$0.34	$0.04	$0.69

Weighted average common shares outstanding	30,453	27,474	30,418	27,283

Income (loss) per share - Diluted:
Net income (loss) per share	$(0.04)	$0.33	$0.04	$0.67

Weighted average common and common equivalent shares outstanding	30,453	28,218	30,598	28,021

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)
	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$31,412	$46,288
Restricted cash	1,920	--
Accounts receivable, trade (net of allowance for uncollectible accounts of $15,177 and $13,838 at June 30, 2006 and December 31, 2005, respectively)	38,370	43,600
Deferred income taxes	18,370	18,096
Prepaid expenses and other current assets	11,333	10,297
Total current assets	101,405	118,281

Property and equipment, net	98,327	98,492
Goodwill	36,479	36,479
Intangibles, net	3,768	4,934
Deferred income taxes	33,650	21,033
Capitalized software and other assets	10,757	9,470
	$284,386	$288,689

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$34,186	$40,025
Sales, use and excise taxes	7,416	7,316
Deferred revenue	14,126	13,824
Current portion of long-term debt	3,309	3,988
Accrued compensation	6,342	9,405
Other current liabilities	11,688	12,933
Total current liabilities	77,067	$87,491

Long-term debt	750	1,289

Deferred income taxes	3,942	4,853

Other non-current liabilities	5,789	3,269

Commitments and contingencies

Stockholders' equity:
Preferred stock - $.01 par value, 5,000,000 shares authorized; no shares outstanding	--	--
Common stock - $.01 par value, 100,000,000 shares authorized; 31,791,154 and 31,684,056 shares issued and 30,475,365 and 30,368,267 shares outstanding at June 30, 2006 and December 31, 2005, respectively	318	317
Additional paid-in capital	384,417	380,481
Accumulated deficit	(182,897)	(184,011)
Treasury stock at cost 1,315,789 shares at June 30, 2006 and December 31, 2005, respectively	(5,000)	(5,000)
Total stockholders' equity	196,838	191,787
	$284,386	$288,689

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$1,114	$18,838
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	8,251	10,394
Depreciation and amortization	23,151	19,115
Other non-cash charges	429	349
Deferred income taxes	650	10,015
Stock-based compensation	3,217	--
Changes in assets and liabilities:
Accounts receivable, trade	1,422	162
Prepaid expenses and other current assets	1,173	(442)
Other assets	(66)	(47)
Accounts payable and accrued expenses	(9,009)	(8,929)
Sales, use and excise taxes	(537)	(3,636)
Deferred revenue	(1,719)	(1,939)
Accrued compensation	(7,622)	(1,926)
Other liabilities	(3,083)	1,046
Net cash provided by operating activities	17,371	43,000

Cash flows from investing activities:
Acquisition of NTC, net of cash acquired	(16,485)	--
Proceeds from sale of fixed assets	48	42
Capital expenditures	(12,579)	(19,986)
Capitalized software development costs	(2,608)	(2,023)
Decrease in restricted cash	1,375	--
Net cash used in investing activities	(30,249)	(21,967)

Cash flows from financing activities:
Payments of capital lease obligations	(2,656)	(701)
Proceeds from exercise of options	358	1,643
Tax benefit of stock-based compensation	300	--
Net cash provided by (used in) financing activities	(1,998)	942

Net change in cash and cash equivalents	(14,876)	21,975
Cash and cash equivalents, beginning of period	46,288	47,492
Cash and cash equivalents, end of period	$31,412	$69,467

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

Non-GAAP Financial Measure:

The non-GAAP financial measure that we use in this news release is listed below. We have included reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measures in our financial statements.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income plus depreciation and amortization, stock-based compensation expense and gains/losses on the sale of property and equipment.

Adjusted EBITDA
($ in thousands)	Second Quarter		June Year to Date
	2006	2005	2006	2005
Operating Income	$(1,213)	$15,464	$2,661	$30,826
Depreciation and Amortization	11,916	9,615	23,151	19,116
Stock-based Compensation	1,609	--	3,217	--
Loss on Sale of Property and Equipment	410	--	410	--
Adjusted EBITDA	$12,722	$25,079	$29,439	$49,942

SOURCE: Talk America Holdings, Inc.

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Contact Info:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com